UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

American Integrity Insurance Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-2925846
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5426 Bay Center Drive, Suite 600 Tampa, FL	33609
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form (if applicable):

333-286524

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock, par value $0.001 per share, (the “Common Stock”) of American Integrity Insurance Group, Inc. (the “Company”). The description of the Common Stock set forth under the heading “Description of Capital Stock” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-286524) filed with the U.S. Securities and Exchange Commission on April 14, 2025, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 7, 2025

American Integrity Insurance Group, Inc.

By:	/s/ Robert Ritchie
Name:	Robert Ritchie
Title:	Chief Executive Officer